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                                                                      EXHIBIT 11


                       GALILEO ELECTRO-OPTICS CORPORATION
                       CALCULATION OF EARNINGS PER SHARE


                                                        Three Months Ended
                                                   ----------------------------

                                                   Dec. 31, 1995  Dec. 31, 1994
                                                   -------------  -------------
Primary
 Average shares outstanding                          6,493,660      6,473,654

 Net effect of dilutive stock options - based
 on the treasury stock method using average
 market price                                          101,723             --
                                                    ----------     ----------
 Total                                               6,595,383      6,473,654

 Net income (loss)                                  $1,088,000      $(476,000)
                                                    ==========     ==========
 Per share amount                                         $.16          $(.07)
                                                    ==========     ==========

Fully Diluted
 Average shares outstanding                          6,493,660      6,473,654

 Net effect of dilutive stock options - based
 on the treasury stock method using the quarter-
 end market price, if higher than average
 market price                                          110,009             --
                                                    ----------     ----------
 Total                                               6,603,669      6,473,654

 Net income (loss)                                  $1,088,000      $(476,000)
                                                    ==========     ==========
 Per share amount                                         $.16          $(.07)
                                                    ==========     ==========


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